As filed with the Securities and Exchange Commission on March 5, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

KURA ONCOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	61-1547851
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3033 Science Park Road, Suite 220, San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

Kura Oncology, Inc. Amended and Restated 2014 Equity Incentive Plan

(Full title of the plan)

Troy E. Wilson, Ph.D., J.D.

President and Chief Executive Officer

Kura Oncology, Inc.

3033 Science Park Road, Suite 220

San Diego, California 92121

(858) 500-8800

(Name, address, and telephone number, including area code, of agent for service)

Copies to:

Charles J. Bair, Esq. James C. Pennington, Esq. Cooley LLP 4401 Eastgate Mall San Diego, California 92121 Tel: (858) 550-6000	Annette North Senior Vice President, General Counsel and Secretary Kura Oncology, Inc. 3033 Science Park Road, Suite 220 San Diego, California 92121 (858) 500-8800

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Amended and Restated 2014 Equity Incentive Plan Common Stock, $0.0001 par value per share	1,525,906(3)	$15.19	$23,178,512	$2,809.24
Total	1,525,906	$15.19	$23,178,512	$2,809.24

____________________________________________________________________________________________________________

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock (“Common Stock”) that become issuable under the Kura Oncology, Inc. Amended and Restated 2014 Equity Incentive Plan (the “2014 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)

This estimate is made pursuant to Rule 457(h)(1) and Rule 457(c) of the Securities Act solely for purposes of calculating the registration fee. The price per share and aggregate offering price are based upon the average of the high and low prices of the Common Stock on March 4, 2019, as reported on the Nasdaq Global Select Market.

(3)

Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the 2014 Plan on January 1, 2019 pursuant to an “evergreen” provision contained in the 2014 Plan. Pursuant to such provision, on January 1 of each year through January 1, 2025, the number of shares authorized for issuance under the 2014 Plan is automatically increased by: (a) a number equal to 4% of the total number of shares of the Registrant’s capital stock outstanding on December 31 of the preceding calendar year; or (b) a number of shares of Common Stock that may be determined by the Registrant’s Board of Directors that is less than the preceding clause (a).

INCORPORATION OF DOCUMENTS BY REFERENCE

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

The Registrant previously registered shares of its Common Stock for issuance under the 2014 Plan under Registration Statements on Form S-8 filed with the Securities and Exchange Commission on April 17, 2015 (File No. 333-203504), March 17, 2016 (File No. 333-210260), March 14, 2017 (File No. 333-216683) and March 12, 2018 (File No. 333-223591). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above.

Item 8. Exhibits.

Exhibit Number	Description
4.1	Amended and Restated Certificate of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.1 of the Registrant’s Form 8-K filed on June 14, 2017).

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant’s Form 8-K filed on June 14, 2017).

4.3

Form of Common Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.1 of the Registrant’s Form 8-K filed on March 12, 2015, containing items 1.01, 2.01, 3.02, 4.01, 5.01, 5.02, 5.03, 5.06 and 9.01).

5.1	Opinion of Cooley LLP.*

23.1	Consent of Independent Registered Public Accounting Firm.*
23.2	Consent of Cooley LLP. Reference is made to Exhibit 5.1.*

24.1	Power of Attorney. Reference is made to the signature page hereto.*

99.1

Kura Oncology, Inc. Amended and Restated 2014 Equity Incentive Plan and Forms of Stock Option Agreement, Notice of Exercise and Stock Option Grant Notice thereunder (incorporated by reference to Exhibit 10.1 of the Registrant’s Form 8-K filed on March 12, 2015, containing items 1.01, 2.01, 3.02, 4.01, 5.01, 5.02, 5.03, 5.06 and 9.01).

99.2

Form of Restricted Stock Purchase Agreement and Restricted Stock Purchase Award Notice under the Kura Oncology, Inc. Amended and Restated 2014 Equity Incentive Plan. (incorporated by reference to Exhibit 10.2 of the Registrant’s Form 8-K filed on March 12, 2015, containing items 1.01, 2.01, 3.02, 4.01, 5.01, 5.02, 5.03, 5.06 and 9.01).

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on March 5, 2019.

Kura Oncology, Inc.

By:	/s/ Troy E. Wilson, Ph.D., J.D.
Troy E. Wilson, Ph.D., J.D.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Troy E. Wilson, Ph.D., J.D. and Marc Grasso, M.D., and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Troy E. Wilson, Ph.D., J.D.	President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	March 5, 2019
Troy E. Wilson, Ph.D., J.D.

/s/ Marc Grasso, M.D.	Chief Financial Officer and Chief Business Officer (Principal Financial and Accounting Officer)	March 5, 2019
Marc Grasso, M.D.

/s/ Faheem Hasnain	Director	March 5, 2019
Faheem Hasnain

/s/ Robert E. Hoffman	Director	March 5, 2019
Robert E. Hoffman

/s/ Thomas Malley	Director	March 5, 2019
Thomas Malley

/s/ Steven H. Stein, M.D.	Director	March 5, 2019
Steven H. Stein, M.D.

/s/ Mary Szela	Director	March 5, 2019
Mary Szela